Exhibit 10.46
AMENDMENT No. 1 TO CONTRACT
FOR
CHAIRMAN OF THE BOARD
Between
Baldwin Technology Company, Inc.
2 Trap Falls Road, Suite 402
Shelton, CT 06484
(“Company”)
and
Gerald A. Nathe
11448 Bronzedale Road
Oakton, VA 22124
(“Chairman”)
This shall constitute Amendment Number 1 to the Contract for Chairman of the Board made as of June 15, 2010 (the “Contract”) between the parties.
The first two bullet points under Section 3.3 of the Contract are hereby modified as follows:
3.3	Stockholders meetings and stockholder relations
The Chairman shall:

•	Plan Annual Meetings of Stockholders and such special meetings of the stockholders of the Company (a “Special Meeting of Stockholders”) as may be called.

•	Attend Annual Meetings of Stockholders and such Special Meetings of Stockholders as may be called.
The rest of the Contract shall remain as originally written.

BALDWIN TECHNOLOGY COMPANY, INC.		GERALD A. NATHE

By:
Mark T. Becker President & CEO

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